UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2023

TTM TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-31285	91-1033443
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Sandpointe, Suite 400
Santa Ana, California	92707
(Address of principal executive offices)	(Zip Code)

(714) 327-3000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TTMI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 - Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2023, Todd B. Schull notified TTM Technologies, Inc. (the “Company”) of his intention to step down as the Company’s Executive Vice President & Chief Financial Officer, effective September 11, 2023. From September 11, 2023 to his planned retirement on December 31, 2023, Mr. Schull intends to serve as a special advisor to the Company’s Chief Executive Officer, Thomas T. Edman. In that capacity, Mr. Schull intends to assist the Company in the transition to his successor.

In addition, on August 2, 2023, the Company announced that Daniel L. Boehle, age 51, has been appointed to succeed Mr. Schull as Executive Vice President and Chief Financial Officer of the Company, with a projected effective date of September 11, 2023. Mr. Boehle is expected to join the Company on August 21, 2023. From August 21, 2023 to September 11, 2023, Mr. Boehle is expected to serve as Executive Vice President of Finance for the Company.

Mr. Boehle has served as Vice President and Chief Financial Officer for Aerojet Rocketdyne Holdings, Inc. (“Aerojet”), a world-recognized technology-based engineering and manufacturing company that develops and produces specialized power and propulsion systems, as well as armament systems, since August 2020. From August 2017 to July 2020, Mr. Boehle was Vice President, Controller, and Chief Accounting Officer for Aerojet. Before joining Aerojet, Mr. Boehle served in various leadership roles across Corporate Accounting, Financial Reporting, and Financial Planning, and Analysis at Northrop Grumman Corporation. Before joining Northrop Grumman Corporation, he held positions at KPMG LLP and KPMG Australia Ltd.

Pursuant to the terms of Mr. Boehle’s offer letter with the Company, he will receive (i) an annual base salary of $540,000, (ii) a target cash bonus award at 80% of his salary, (iii) an initial grant of Company restricted stock units with an approximate grant date value of $427,000 that vests in equal installments on the first, second and third anniversaries of the grant date, and (iv) an initial grant of Company performance share units with an approximate grant date value of $175,000 that vests upon targets established by the Compensation Committee of the Company’s Board of Directors.

There are no arrangements or understandings between Mr. Boehle and any other persons pursuant to which Mr. Boehle was appointed as an executive officer. Mr. Boehle does not have any family relationships with any director or executive officer of the Company. There are no transactions in which Mr. Boehle has any interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the offer letter is filed as Exhibit 10.1 to this Current Report on Form 8-K (“Report”) and incorporated herein by reference thereto. The foregoing summary of the offer letter does not purport to be complete and is qualified in its entirety by reference to the full text of the offer letter.

Section 7 - Regulation FD

Item 7.01 – Regulation FD Disclosure.

On August 2, 2023, the Company issued a press release announcing Mr. Schull’s planned transition to retirement and the appointment of Mr. Boehle as the Company’s new Chief Financial Officer (the “Press Release”). A copy of the Press Release is furnished with this Report as Exhibit 99.1 and is incorporated herein by reference.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, including Exhibit 99.1, contains forward-looking statements that relate to future events. The Company cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect the Company’s current expectations, and the Company does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other Company statements will not be realized. The statements also involve risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from the forward-looking statements. For a description of additional factors that may cause the Company’s actual events or results to differ from any forward-looking statements, please review the information set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed with this report:

Exhibit Number	Description

10.1	Letter Agreement, dated as of July 28, 2023, by and between the Company and Daniel L. Boehle

99.1	Press Release dated August 2, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TTM TECHNOLOGIES, INC.

Date: August 2, 2023		/s/ Daniel J. Weber
	By:	Daniel J. Weber
Executive Vice President, Chief Legal Officer & Secretary